CHURCHILL DOWNS INCORPORATED
                       1995 EMPLOYEE STOCK PURCHASE PLAN


        1. PURPOSE. The purpose of the Plan is to provide eligible employees of the Company, and of any Parent or Subsidiary corporation which the Company's Board of Directors has designated as a Participating Employer in the Plan, an opportunity to acquire a proprietary interest in the Company through the purchase of the Company's common stock on a payroll or other compensation deduction basis. It is believed that participation in the ownership of the Company will be to the mutual benefit of the eligible employees and the Company. The Company intends for the Plan to qualify as an "employee stock purchase plan" under Code Section 423, and the Plan shall be so construed. Any term not expressly defined in the Plan but defined in the Code for purposes of Code
Section 423 shall have the same definition herein.

        2.  DEFINITIONS.

               A. ACCOUNT. The term "Account" means the funds accumulated with respect to an individual Participant as a result of deductions from the Participant's pay for the purpose of purchasing Stock under the Plan. The funds allocated to a Participant's Account shall remain the Participant's property at all times.

               B. BASE PAY. The term "Base Pay" means regular straight time earnings, excluding payments for overtime, bonuses, incentive compensation and other special payments.

               C.  BOARD.  The term "Board" means the Company's Board of
Directors.

               D. CODE. The term "Code" means the Internal Revenue Code of 1986, as amended.

               E. COMMITTEE. The term "Committee" means the committee appointed by the Board to administer the Plan in accordance with Section 3.

               F. COMPANY. The term "Company" means Churchill Downs Incorporated, a Kentucky corporation, 700 Central Avenue, Louisville, Kentucky 40208.

               G. ELIGIBLE EMPLOYEE. The term "Eligible Employee" means any person, including any officer or director, who satisfies the following three requirements: [i] who has been employed by a Participating Employer for at least one (1) year; [ii] whose customary weekly employment with the Participating Employer is at least twenty-one (21) hours; and [iii] whose customary calendar year employment exceeds five (5) months.

               H. EXCHANGE ACT. The term "Exchange Act" means the Securities Exchange Act of 1934.

               I. FAIR MARKET VALUE. The term "Fair Market Value" means the value of Stock under the Plan, determined in accordance with Section 8.

               J.  PARENT.  The term "Parent"  means, as defined in Code
Section 424(e), any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if at the time of the granting of an option under the Plan, each of the corporations other than the Company own stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               K. PARTICIPANT. The term "Participant" means an Eligible Employee who elects to participate in the Plan.

               L. PARTICIPATING EMPLOYER. The term "Participating Employer" means the Company and any Parent or Subsidiary which the Board has authorized to participate in the Plan as to its Eligible Employees.

               M. PLAN. The term "Plan" means the Churchill Downs Incorporated 1995 Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

               N. PLAN YEAR. The term "Plan Year" means the twelve (12) consecutive month period beginning each August 1.

               O. STOCK. The term "Stock" means the Company's no par value common stock.

               P.  SUBSIDIARY.  The term "Subsidiary"  means, as defined in Code
Section 424(f), any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

        3. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Company's Board of Directors consisting of not less than three
(3) members appointed by the Board and serving at the Board's pleasure. Each member of the Committee shall be both a member of the Board who has not at any time within one (1) year before becoming a member of the Committee been eligible to receive stock or options under any plan of the Company or its affiliates and who is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board. The Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company.

        4. EFFECTIVE DATE AND DURATION OF THE PLAN. The effective date of the Plan is August 1, 1995, subject to ratification of the Plan by the holders of a majority of all the shares of Stock which are voted in person or by proxy at a duly held stockholders' meeting. The Plan shall terminate upon the earlier of: [i] issuance of all shares authorized to be issued under the Plan; or [ii] July 31, 2000.

        5.  ELIGIBILITY AND  PARTICIPATION.   All  Eligible   Employees  of  a
Participating Employer may participate in the Plan, subject to the limitations set forth in Section 7. Participation is voluntary. To become a Participant, an Eligible Employee must complete an authorization form for a payroll deduction available from the Committee and deliver it to the Committee on or before the last business day of July of each year. Payroll deductions shall commence on the Participant's first pay day of August following delivery of the completed payroll deduction authorization form to the Committee, and shall continue each Plan Year until altered or terminated as provided in Sections 6, 9 and 10.

        6.  PAYROLL DEDUCTIONS.

               A. PERCENTAGE OF COMPENSATION. Each Eligible Employee electing to participate in the Plan shall indicate on the payroll deduction form the percentage of the Eligible Employee's Base Pay to be withheld. Such percentage shall not be greater than five percent (5%) nor less than one-half percent (.5%).

               B. ACCOUNTS. Payroll deductions from a Participant shall be credited to the Participant's Account. Amounts shall remain in a Participant's Account until used to purchase shares pursuant to Section 9 hereof or paid out pursuant to Sections 9 or 10. A Participant may not make separate cash payments into the Account. No interest or earnings on the Account will be credited to any Participant. Compensation deductions received or held by the Committee under the Plan shall be used only for the purposes specified in the Plan.

               C. CHANGES TO PAYROLL DEDUCTION AUTHORIZATION. Participants may change their payroll deduction authorization as of the beginning of each Plan Year and may also make one (1) mid-Plan Year change to the percentage of payroll deductions authorized by delivery of a new payroll deduction authorization form to the Committee. The change shall become effective as soon as administratively practicable and shall continue each Plan Year until again altered pursuant to this section or terminated pursuant to Sections 6, 9 or 10.

        7.     GRANT OF OPTIONS.

               A. NUMBER OF SHARES OPTIONED. On the first business day in each Plan Year, each individual who is a Participant on such day shall be granted an option to purchase as many full shares of Stock as the Participant can purchase with the compensation deductions credited to the Participant's Account during the Plan Year up to a maximum of two hundred fifty (250) shares.

               B. LIMITATION ON AMOUNT OF GRANT. Notwithstanding the foregoing, no Participant shall be granted an option to the extent that the option would permit the Participant's rights to purchase stock under the Plan and all employee stock purchase plans of the Company and its Parent and Subsidiaries (if any) to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. This section shall be applied by use of all rules and definitions of terms which are applicable for purposes of Code Section 423(b)(8), it being the intent that this section shall cause the Plan to comply with the requirements of such section of the Code.

               C.  5%   SHAREHOLDERS.   Anything   herein   to   the   contrary
notwithstanding, no Participant shall be granted an option if the Participant would own, immediately after the grant of the option, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary. The rules of Code
Section 424(d) shall apply in determining stock ownership and stock which the Participant may purchase under outstanding options shall be treated as stock owned by the Participant.

               D. OPTION PRICE. The option price per share shall be 85% of the lower of the Fair Market Value per share of the Stock on the first or last business day in the Plan Year (rounded up to the next whole dime). "Business day" means the day on which any national securities exchange is open if the Stock is then listed on such exchange, or, if not listed, the day when the over-the-counter market is open.

        8. FAIR MARKET VALUE OF STOCK. The Fair Market Value per share of Stock as of any day shall be computed as follows:

               A. If the Stock is traded on the over-the-counter market, the closing high bid quotation for the Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System, on the business day immediately preceding the date of grant.

               B. If the Stock is listed on a national securities exchange, the average of the closing prices of the Stock on the Composite Tape for the ten
(10) consecutive trading days immediately preceding such given date.

               C. If the Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Plan Committee, in good faith, shall determine.

        9.  EXERCISE OF OPTIONS.

               A. DATE OF EXERCISE. Unless a Participant gives written notice to the Committee as provided in Section 9.B, the Participant's option for the Plan Year is deemed exercised automatically at the close of the last business day of the Plan Year for as many full shares of Stock as can be purchased with funds in the Participant's Account on that date.

               B. PARTICIPANT NOTICE TO CHANGE AMOUNT OF EXERCISE. By delivering a written notice to the Committee at least two (2) business days before the end of the Plan Year, a Participant may decide not to exercise the Participant's option for the Plan Year or to exercise the option for some lesser number of shares. If more than one written notice is delivered by a Participant, the last notice shall control.

               C. DISPOSITION OF ACCOUNT. Funds in a Participant's Account will be used to pay the option price upon exercise of the Participant's option, and the Company shall deliver to each Participant certificates representing any Stock purchased as soon as administratively practicable after the end of the Plan Year. Any amount in a Participant's Account at the end of the Plan Year will be paid to Participant (without interest) as soon as administratively practicable after the end of the Plan Year.

               D. LAPSE OF OPTIONS. All unexercised options shall lapse on the earlier of: [i] the end of the Plan Year; [ii] termination of participation; or [iii] termination of the Plan.

        10.  TERMINATION OF PARTICIPATION.

               A. TERMINATION BY PARTICIPANT. A Participant may at any time terminate participation by giving written notice of such termination to the Committee and electing to either:

                             [1] leave any funds in the Participant's Account in
               which event the Participant's option will be deemed exercised at the end of the Plan Year pursuant to Section 9.A and any amounts remaining after such exercise will be paid to the Participant (without interest); or

                             [2] receive any funds in the Participant's Account.

               Participants who change their payroll deduction authorization to zero pursuant to Section 6.C shall be deemed to have terminated participation in the Plan and will be deemed to have elected a disposition of the Participant's Account in accordance with Section 10.A[1] unless the Participant notifies the Committee in writing at least two (2) business days before the end of the Plan Year that the Participant elects to receive the funds in the Participant's Account.

               Upon termination of participation, all further payroll deductions from such Participant shall cease and all amounts in the Participant's Account which are not used to purchase Stock shall be paid to the Participant (without interest) as soon as administratively practicable.

               B. CHANGE IN EMPLOYEE STATUS. If, on or before the last business day of the Plan Year, a Participant ceases to be an Eligible Employee for any reason, including death, disability, resignation, retirement or dismissal, the Participant's participation in the Plan shall cease and any outstanding options shall lapse in full on the day the Participant's status as an Eligible Employee ceases. Upon lapse, all further payroll deductions shall cease, and all amounts credited to the Participant's Account and not used to purchase Stock shall be paid to the Participant (without interest) as soon as administratively practicable following such lapse.

               C. LEAVES OF ABSENCE. The employment relationship of a Participant with a Participating Employer will be treated as continuing intact while the Participant is on military, sick leave or other bona fide leave of absence for a period not to exceed ninety (90) days, or for a longer period, provided that the Participant's right to reemployment with the Participating Employer is guaranteed either by statute or by contract. Where the period of leave exceeds ninety (90) days and where the Participant's right to reemployment is not guaranteed either by statute or contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

               D. LIMITATION ON WITHDRAWALS FROM ACCOUNT. A Participant may not withdraw any amount in the Participant's Account except pursuant to Sections 9.C, 10.A or 10.B.

               E.  REINSTATEMENT   OF   PARTICIPATION.   A  Participant   whose
participation in the Plan terminates may not elect to participate in the Plan again until the next Plan Year. In addition, no Participant who is an officer or director of the Company or a Participating Employer (as contemplated by Rule 16b-3 of the Exchange Act, or any successor rule or regulation) may participate in the Plan again for at least six (6) months after termination of participation.

        11.    STOCK RESERVED FOR PLAN.

               A. NUMBER AND TYPE OF SHARES. A total of fifty thousand (50,000) shares of Stock, which may consist of authorized but unissued shares or treasury shares or both, are reserved for issuance under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 11.C. If any option shall lapse or terminate for any reason as to any shares, such shares of Stock shall again become available under the Plan.

               B. PRORATION OF AVAILABLE SHARES. Notwithstanding anything herein to the contrary, if the total number of shares which would otherwise have been acquired under the Plan on any date exceeds the number of shares of Stock then available under the Plan, then the Committee may make such pro rata allocation of the shares remaining available in such practicable manner as it shall determine to be fair and equitable. The payroll deductions to be made pursuant to the Participant authorizations shall be reduced accordingly and the Committee shall give written notice of such reduction to each affected Participant. Any payroll deductions in a Participant's Account not used to purchase Stock shall be paid (without interest) to such Participant.

               C.  ADJUSTMENT PROVISION.  If there is any change in the number of outstanding shares of Stock by reason of any stock dividend, stock split-up or similar transaction, the number of shares of Stock then remaining available for issuance and the number of shares subject to any outstanding options shall be correspondingly changed, without change in the aggregate option price. Additionally, equitable adjustments shall be made in options to reflect any other changes in the Stock, including changes resulting from a combination of outstanding shares or other recapitalization, reorganization, sale, merger, consolidation or similar transaction. The establishment of the Plan shall not affect the Company's right to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or otherwise transfer all or any part of its business or assets.

               D. DELIVERY OF SHARES. A Participant shall have no interest in, or rights of a shareholder to, any shares of Stock covered by an option until shares have been issued to the Participant. Stock to be delivered to a Participant pursuant to the exercise of an option shall be issued in the name of the Participant, or, if the Participant so directs by written notice delivered to the Committee, in the names of the Participant and one other person designated in the notice, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

               E.  RESTRICTIVE LEGENDS.

                            [1] FAILURE TO SATISFY HOLDING PERIOD  REQUIREMENTS.
               Certificates representing shares of Stock issued pursuant to the Plan shall bear a restrictive legend stating that the shares represented thereby may not be transferred before the expiration of two (2) years from the date of grant of the option and one (1) year from the date of transfer of the Stock to the Participant, unless the Participant notifies the Company of the Participant's intention to dispose of the Stock. Upon receipt of such notice by the Committee, the Participant is free to dispose of the Stock.

                            [2] INSIDERS.  Certificates  representing  shares of
               Stock issued pursuant to the Plan to any director or executive officer of the Company or a Participating Employer within the meaning of Section 16 of the Exchange Act shall bear a restrictive legend stating that the shares represented thereby may not be transferred before the expiration of six (6) months from the date of the issuance of shares of Stock to the Participant.

                            [3] OTHER LEGENDS.  The Company shall be entitled to
               place any other legends on certificates for shares of Stock issued hereunder which it deems appropriate to effectuate the terms of the Plan or to comply with any applicable law.

        12. TRANSFERABILITY. Neither compensation deductions credited to a Participant's Account nor any rights with regard to participation in the Plan, exercise of any option or the right to receives shares of Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect. An option granted under the Plan is exercisable during the Participant's lifetime only by the Participant.

        13. DESIGNATION OF BENEFICIARIES. A Participant may deliver to the Committee a written designation (on a prescribed form) of a beneficiary or beneficiaries who are to receive any Stock and cash payable to the Participant but not delivered to the Participant because of the Participant's death before such delivery. Such designation may be changed or revoked by delivery of written notice to the Committee. Upon the death of a Participant and upon receipt by the Committee of proof deemed adequate by it of the identity and existence of a beneficiary or beneficiaries validly designated by such Participant, the Company shall issue and deliver such Stock and pay such cash to such beneficiary or beneficiaries. In the absence of the Company's receipt of such proof, or if the Participant fails to designate any beneficiary who is living at the time of the Participant's death, the Company shall issue and deliver such Stock and pay such cash to the executor or administrator of the estate of such Participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Company, if and as the Committee may direct in its discretion, shall issue and deliver such Stock and pay such cash to the spouse and/or any one or more dependents or relatives of such Participant, or if no such spouse, dependent or relative is known to the Committee, then to such other person or persons as the Committee may designate in its discretion.

        14. AMENDMENT AND TERMINATION. The Plan may be amended or terminated by the Compensation Committee of the Board at any time. Any amendment of the Plan requires approval by the Company's stockholders within twelve (12) months after such amendment's adoption by the Compensation Committee if it increases the total number of shares of Stock available for issuance under the Plan, or changes the class of corporations eligible to become Participating Employers or the class of persons eligible to receive options under the Plan, or if the Committee otherwise deems such approval necessary or advisable for purposes of complying with Rule 16b-3 of the Exchange Act, or any successor rule or regulation. Such stockholder approval shall mean approval by holders of a majority of all the shares of the Stock which are voted in person or by proxy at a duly held stockholders' meeting. No such amendment may be adopted which would adversely affect any rights acquired by any person hereunder before the effective date of such amendment, unless such amendment is necessary for the Company to obtain a ruling it may request from the Internal Revenue Service with respect to the Plan, or necessary for the plan to conform to the requirements of Code Section 423 or any other applicable law.

        15. NOTICES. Any notice or other communication by any person to the Committee shall be deemed to have been duly given when actually received by a member of the Committee, or when actually received by the Company addressed as follows:

                             Churchill Downs Incorporated
                             700 Central Avenue
                             Louisville, Kentucky  40208
                             Attention:  Board of Directors,
                             Compensation Committee

Any notice or other communication or any delivery of Stock or cash to any person (other than the Committee) under or in connection with the Plan shall be deemed to have been duly given or made when deposited in the United States mails, postage prepaid, addressed to such person at the address last shown for such person in the records of the Committee or any Participating Employer.

        16. TAX WITHHOLDING. The Participating Employer shall have the right to withhold from each Participant's compensation an amount equal to all federal, state and local taxes which the Participating Employer is required by law to withhold as a result of the Participant's participation in the Plan or disposition of shares of Stock issued under the Plan.

        17. NONGUARANTEE OF EMPLOYMENT. No provision of the Plan shall be construed as giving any person any right he would not otherwise have to become or remain an employee of a Participating Employer, or any other right not expressly created by such provision.

        18. GOVERNING LAW. The Plan shall be governed by the laws of the Commonwealth of Kentucky and any applicable federal laws.

               Dated this _____ day of __________________________, 1995.


                                             CHURCHILL DOWNS INCORPORATED



                                             By:________________________________

                                             Title:_____________________________